EXHIBIT 10.87
                         [Johnson & Johnson Letterhead]

                                    AGREEMENT


         This Agreement, made and entered into this 26th day of December, 1995, by and between

         GENTA INCORPORATED, having offices at 3550 General Atomics Court, San Diego, California 92121 (hereinafter "GENTA"), and

         JOHNSON & JOHNSON CONSUMER PRODUCTS, INC., having offices at Grandview Avenue, Skillman, New Jersey 08550 (hereinafter "CPI").

                               W I T N E S S E T H

         WHEREAS, GENTA is a research-based company which focuses on the discovery of biopharmaceuticals;

         WHEREAS, CPI develops, manufactures and sells skin and hair care products; and

         WHEREAS, GENTA and CPI desire to cooperate in the development of new skin care agents and active ingredients.

         NOW THEREFORE, in consideration of the covenants and conditions set forth herein, and other good valuable consideration, the sufficiency of which is hereby acknowledged by each of the parties hereto, it is agreed as follows:

1.       General Purpose

         It is the general purpose of this Agreement to provide for GENTA and CPI to cooperate in a feasibility study for the potential joint development of new and improved skin and hair care products and active ingredients with the objective of GENTA manufacturing and supplying such ingredients to CPI. In order to accomplish this purpose, CPI will evaluate the use of one or more of GENTA's compounds that are selective for the mRNA of the human androgen receptor (hereinafter, "the Compound") as a prophylactic and/or therapeutic agent for androgen receptor mediated conditions (such as control of hair growth, sebaceous gland activity, etc.). These will be evaluated in a study that is designed to quantify the reduction in sebum production resulting from topical application of the Compound to the forehead of selected patients (hereinafter, "the Study").

         The Compound and the Formulation (as defined below) provided by GENTA to CPI under this Agreement (a) shall remain the sole property of GENTA, (b) shall be used by and under the control of CPI solely in order to carry out its obligations under this Agreement, (c) shall not be used by or delivered to or for the benefit of any third party without the prior express written consent of GENTA.


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         GENTA and CPI each shall comply in all material  respects with all laws and governmental rules, regulations and guidelines which are applicable to the Compound, the Formulation or the use thereof, including biosafety procedures, and with any safety precautions described in a writing which accompanies the Compound or the Formulation.

         CPI shall return to GENTA all unused quantities of the Compound and the Formulation after the completion, or earlier termination, of the Study.

         THE COMPOUND AND THE FORMULATION ARE PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE COMPOUND OR THE FORMULATION WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

         It is understood by the parties that "CPI", unless expressly stated otherwise, shall mean Johnson & Johnson Consumer Products, Inc., the corporation of New Jersey as above described, together with its Affiliates. "Affiliate" of, or an entity "Affiliated" with, a specified entity, means an entity that controls (in other words, owns directly or indirectly or otherwise has the power to vote more than fifty percent (50%) of the voting stock), is controlled by, or is under common control with, the entity specified.

2.       Responsibility of the Parties

         GENTA will  provide the Compound and an  appropriate  delivery  vehicle
(hereinafter, "the Formulation"). GENTA will supply the Formulation free of charge to CPI in quantities sufficient to complete CPI's evaluation. CPI will
(1) provide technical resources to develop an acceptable topical formulation for use in the Study, (2) conduct appropriate toxicological tests, (3) design, conduct and evaluate the results of the Study and (4) provide GENTA with a written summary of all tests conducted in progress reports on the status of the Study and copies of all results. The Study will take place outside of the United States. CPI will be responsible for fulfilling regulatory requirements for shipping the Formulation outside the United States.

         The Results shall be jointly owned by GENTA and CPI, and shall constitute Confidential Information of GENTA and CPI for purposes of Section 4 below.

3.       Expenses

         Each party will bear its own expenses in the initial preparation and evaluation of compounds under this Agreement, with the following exception: CPI shall within fifteen (15) days of signing this Agreement, pay GENTA a non-refundable commitment fee of Fifty Thousand Dollars ($50,000.00) which will not be creditable toward any further purchases or license fees.


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4.       Confidentiality

         In order to accomplish the objectives of this Agreement, it may be necessary for the parties to exchange materials and information which are considered to be confidential and proprietary to the disclosing party. Each party agrees to limit its disclosure of Confidential Information to the other party to that reasonably necessary to achieve the objectives of this Agreement.

         All  information   disclosed  hereunder  which  is  considered  by  the
disclosing party to be confidential and proprietary shall be in writing and marked "Confidential", or if initially disclosed orally or visually, designated as being confidential at the time of disclosure and confirmed in writing within thirty (30) days (hereinafter "Confidential Information"). All written documents containing Confidential Information and other confidential material in tangible form received by either party under this Agreement shall remain the property of the originating party, and all and any such other materials shall be promptly returned to the originating party upon request; provided, however, that the receiving party shall have the right to retain one copy of any and all such materials solely in its Law Department files.

         Each party agrees that all Confidential Information received from the other party under this Agreement shall be maintained in confidence and not disclosed to a third party during the term of this Agreement and for a period of five (5) years thereafter, and the receiving party agrees not to use such Confidential Information for any purpose other than to further the objectives of this Agreement without the prior written consent of the other party. Each party shall use the same standard of care to protect the confidentiality of information received from the other party as it uses to protect its own confidential information, and shall limit disclosure of such information to those of its personnel and consultants who have an actual need to know and have a written obligation to protect the confidentiality thereof.

         Notwithstanding  the  preceding   provisions,   obligations   regarding
confidentiality and use of Confidential Information disclosed hereunder shall not include:

         a) information which, at the time of disclosure, was published, known publicly, or otherwise in the public domain;

         b) information which, after disclosure, is published, becomes known publicly, or otherwise becomes part of the public domain through no fault of the receiving party;

         c) information which, prior to the time of disclosure, is known to the receiving party without any obligation of confidentiality as evidenced by its written records;

         d) information which, after disclosure, is made available to the receiving party in good faith by a third party who is under no obligation of confidentiality or secrecy to the disclosing party; and


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

         e) information which is independently developed by employees or others on behalf of the receiving party, without access to or use of the Confidential Information of the disclosing party.

         Notwithstanding the preceding provisions, obligations regarding confidentiality and use of Confidential Information disclosed hereunder shall not apply to the extent that the receiving party is required to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, provided that the receiving party shall provide written notice thereof to the disclosing party and sufficient opportunity for the disclosing party to object to any such disclosure or to request confidential treatment thereof.

         The disclosure of Confidential Information hereunder by either party shall not result in any right or license under any patent or know-how being granted to the other party, nor shall it be construed to impose on the other party any restriction, duty or obligation other than that of confidentiality and non-use as expressly provided herein.

5.       Designated Representatives

         The following representatives are designated by the parties to disclose and receive Confidential Information under this Agreement:

                  For CPI:          Stanley Shapiro, Ph.D.
                                    Worldwide Director
                                    Dermatology Research and Drug Discovery

                  For GENTA:        Dr. Donald Picker
                                    Senior Vice President
                                    Research & Development

6.       Competitive Activity

         GENTA acknowledges that CPI and its affiliates are in the business of manufacturing and selling cosmetic and pharmaceutical products for the purposes of caring for the skin and hair and has an ongoing research and development effort relating to such products. In addition, CPI may consult with, supply, and jointly develop with third parties skin and hair care compositions and products. Nothing contained herein shall be construed to prevent CPI from continuing such activities provided only that CPI does not reveal to such third parties, or use for any purpose (other than as permitted by this Agreement), the Compound, the Formulation or any Confidential Information of GENTA covered by this Agreement.

7.       Inventions

         Any invention, discovery, or improvement made or technology developed, whether patentable or not (an "Invention") as a result of work performed pursuant to this Agreement shall be owned by the party making the Invention if such Invention is made independently of the other party.


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         Inventions made jointly by  representatives of both GENTA and CPI shall be jointly owned by CPI and GENTA. GENTA and CPI shall promptly disclose to the other party all such solely or jointly owned Inventions. Both parties shall cooperate in the filing and prosecution of patent applications related to joint inventions and shall share equally the costs associated with such filings and prosecution. With respect to such joint inventions, the parties will grant each other a non-assignable, sole license to make, have made, use and sell such inventions without the right to sublicense without the mutual agreement of the parties. With respect to joint inventions and inventions made by GENTA pursuant to this Agreement, CPI shall have the right of first refusal for an exclusive license to make, have made, use and sell the inventions in the field of skin and hair care.

         Nothing in this Agreement shall be construed to grant to a party a license or other rights under any intellectual property rights of the other party, unless expressly provided in this Agreement.

8.       Future Rights

         Simultaneous with the performance of the Study, CPI and GENTA will negotiate the terms of a mutually acceptable full development, supply and product license agreement (hereinafter, "the License Agreement"). Under the License Agreement, CPI shall have the exclusive worldwide rights to have made, use and sell GENTA's antisense compounds which are selective to the mRNA of the human androgen receptor for the field of skin and hair care. The License Agreement shall be complete prior to the completion of the Study. The negotiations to develop the License Agreement between CPI and GENTA shall begin no later than two (2) months after the execution of this Agreement.

         At the completion of the Study, CPI shall notify GENTA that the Study has been completed. Within sixty (60) days after CPI notifies GENTA that the Study has been completed, CPI shall notify GENTA whether it intends to pursue the development of the Compound commercially. Upon notification that CPI intends to pursue the development of the Compound commercially, the parties shall execute the License Agreement and CPI shall pay GENTA One Hundred and Fifty Thousand Dollars ($150,000.00). The License Agreement will include at least the following provisions: (i) GENTA will supply the Compound exclusively to CPI for use in its skin and hair care products, (ii) CPI will purchase its requirements of such compounds from GENTA, if GENTA is capable, at a negotiated fair market price which shall be at least as favorable as GENTA's price to other customers for similar compounds, and (iii) CPI will pay GENTA mutually acceptable royalties on Net Sales of products and milestone payments.

9.       Exclusivity

         During the duration of the Study, GENTA shall not engage any third party to study the androgen receptor mediated dermatological effects of the Compound or discuss with or negotiate with any third party regarding the right to make, have made, use or sell the Compound.


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10.      Term and Termination

         The term of this Agreement shall be one (1) year from the date written above. This Agreement may be terminated by CPI upon thirty (30) days prior written notice to GENTA, provided, however, that the obligations of each party under Paragraph 4 hereof shall survive such termination of this Agreement.

11.      Miscellaneous

         This Agreement may not be superseded, amended, or modified except by written agreement signed on behalf of both parties hereto.

         Notices given by either party hereto shall be in writing and shall be effective upon receipt and shall be sent by registered or certified mail or overnight courier to the other party at the address set forth above.

         Each party's rights and obligations under this Agreement shall enure to the benefit of, and shall be binding upon, its successors.

         This Agreement shall in no way constitute a commitment by CPI to purchase any goods from GENTA or by GENTA to produce and sell any goods to CPI.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives on the day and year first above written.

GENTA INCORPORATED                             JOHNSON & JOHNSON
                                               CONSUMER PRODUCTS, INC.


By:   /s/Thomas H. Adams                       By:  /s/
      ------------------                            ---------------------
      Thomas H. Adams
                                               Title:  Vice President,
Title:__________________                               Licensing & Acquisition



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